FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
THIRD QUARTER 2012 RESULTS

- - Strong Earnings Growth - -

COLUMBUS, Ohio, USA - November 1, 2012 - Mettler-Toledo International Inc. (NYSE: MTD) today announced third quarter results for 2012. Provided below are the highlights:

•	Sales in local currency increased by 1% in the quarter compared with the prior year. Reported sales decreased 4%, which included a 5% negative currency impact.

•
Net earnings per diluted share as reported (EPS) were $2.28, compared with $2.09 in the third quarter of 2011. Adjusted EPS was $2.40, an increase of 19% over the prior-year amount of $2.01. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

Third Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “We experienced slowing growth in customer demand throughout the world, particularly in Europe. This environment compares to very strong sales growth in the prior-year period. However, we had strong execution in our various margin improvement and cost control initiatives, resulting in strong EPS growth.”

EPS was $2.28, compared with the prior-year amount of $2.09. Adjusted EPS was $2.40, an increase of 19% over the prior-year amount of $2.01.

Sales were $578.6 million, a 1% increase in local currency sales, compared with $601.1 million in the prior-year quarter. Reported sales decreased 4%, which included a 5% negative currency impact. By region, local currency sales increased 1% in the Americas and 7% in Asia / Rest of World and decreased 5% in Europe. Adjusted operating income amounted to $109.2 million, an 11% increase from the prior-year amount of $98.5 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $103.9 million, compared with $84.1 million in the prior-year quarter.

Nine Month Results

EPS was $5.82, compared with the prior-year amount of $5.31. Adjusted EPS was $6.19, an increase of 16% over the prior-year amount of $5.35.

Sales were $1.684 billion, a 4% increase in local currency sales, compared with $1.661 billion in the prior-year period. Reported sales growth was 1%, which included a 3% negative currency impact. For the nine month period, local currency sales increased 4% in the Americas and 12% in Asia / Rest of World and decreased 2% in Europe. Adjusted operating income amounted to $291.1 million, a 9% increase from the prior-year amount of $266.8 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $216.0 million, compared with $177.7 million in the prior-year period.

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Cost Control Measures

As part of the cost control measures announced last quarter, the Company recorded pre-tax restructuring charges of $3.1 million in the third quarter and $11.3 million year to date.

Outlook

The Company stated that there is uncertainty in demand in most of its markets, which makes forecasting difficult. Based on today's assessment, management anticipates that local currency sales growth in the fourth quarter will be in the range of 0% to 2% and Adjusted EPS in the range of $3.10 to $3.20, an increase of 8% to 11%.

For the full year 2012, local currency sales growth is expected to be in the range of 3% to 4% and Adjusted EPS in the range of $9.30 to $9.40, an increase of 11% to 12%. The Company previously provided guidance for Adjusted EPS of $9.00 to $9.40.

The Company stated that based on its assessment of market conditions today, management anticipates local currency sales growth in 2013 will be in the range of 1% to 4%, with growth stronger in the second half of the year. This sales growth will result in Adjusted EPS in the range of $10.00 to $10.30. Using the midpoint of the 2012 Adjusted EPS range, this reflects an increase of 7% to 10%.

Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, “Market conditions are challenging with a high degree of uncertainty in the global economy. We are taking targeted actions to control costs but continue to invest for future growth. We are further tailoring our Spinnaker sales and marketing programs to ensure we are allocating resources to the highest potential opportunities. Our sales and marketing approach combined with new product introductions positions us well to outgrow the market and continue to gain share.”

Other Matters

The Company will host a conference call to discuss its quarterly results today (Thursday, November 1) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses' actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	September 30, 2012		% of sales	September 30, 2011		% of sales

Net sales	$578,553	(a)	100.0	$601,114	(a)	100.0
Cost of sales	270,396		46.7	286,697		47.7
Gross profit	308,157		53.3	314,417		52.3

Research and development	27,896		4.8	30,068		5.0
Selling, general and administrative	171,021		29.6	185,832		30.9
Amortization	5,215		0.9	4,795		0.8
Interest expense	5,568		1.0	5,893		1.0
Restructuring charges	3,118		0.5	362		0.0
Other charges (income), net	(266)		0.0	409		0.1
Earnings before taxes	95,605		16.5	87,058		14.5

Provision for taxes	23,422		4.0	18,862		3.1
Net earnings	$72,183		12.5	$68,196		11.4

Basic earnings per common share:
Net earnings	$2.34			$2.15
Weighted average number of common shares	30,846,062			31,760,270

Diluted earnings per common share:
Net earnings	$2.28			$2.09
Weighted average number of common
and common equivalent shares	31,599,081			32,664,482

Note:
(a)	Local currency sales increased 1% as compared to the same period in 2011.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	September 30, 2012		% of sales	September 30, 2011		% of sales

Earnings before taxes	$95,605			$87,058
Amortization	5,215			4,795
Interest expense	5,568			5,893
Restructuring charges	3,118			362
Other charges (income), net	(266)			409
Adjusted operating income	$109,240	(b)	18.9	$98,517	(b)	16.4

Note:
(b)	Adjusted operating income increased 11% as compared to the same period in 2011.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Nine months ended			Nine months ended
	September 30, 2012		% of sales	September 30, 2011		% of sales

Net sales	$1,684,236	(a)	100.0	$1,660,968	(a)	100.0
Cost of sales	799,969		47.5	788,853		47.5
Gross profit	884,267		52.5	872,115		52.5

Research and development	84,529		5.0	86,024		5.2
Selling, general and administrative	508,647		30.2	519,264		31.3
Amortization	15,771		1.0	12,742		0.8
Interest expense	17,097		1.0	17,296		1.0
Restructuring charges	11,261		0.7	2,831		0.2
Other charges (income), net	323		0.0	2,285		0.1
Earnings before taxes	246,639		14.6	231,673		13.9

Provision for taxes	60,425		3.5	56,462		3.4
Net earnings	$186,214		11.1	$175,211		10.5

Basic earnings per common share:
Net earnings	$5.97			$5.47
Weighted average number of common shares	31,215,212			32,016,238

Diluted earnings per common share:
Net earnings	$5.82			$5.31
Weighted average number of common
and common equivalent shares	32,008,311			32,990,000

Note:
(a)	Local currency sales increased 4% as compared to the same period in 2011.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Nine months ended			Nine months ended
	September 30, 2012		% of sales	September 30, 2011		% of sales

Earnings before taxes	$246,639			$231,673
Amortization	15,771			12,742
Interest expense	17,097			17,296
Restructuring charges	11,261			2,831
Other charges (income), net	323			2,285
Adjusted operating income	$291,091	(b)	17.3	$266,827	(b)	16.1

Note:
(b)	Adjusted operating income increased 9% as compared to the same period in 2011.

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	September 30, 2012	December 31, 2011

Cash and cash equivalents	$105,374	$235,601
Accounts receivable, net	406,570	425,147
Inventories	214,893	241,421
Other current assets and prepaid expenses	111,526	116,694
Total current assets	838,363	1,018,863

Property, plant and equipment, net	445,024	410,007
Goodwill and other intangible assets, net	569,447	569,153
Other non-current assets	208,571	205,451
Total assets	$2,061,405	$2,203,474

Short-term borrowings and maturities of long-term debt	$36,570	$28,300
Trade accounts payable	129,982	168,109
Accrued and other current liabilities	388,686	413,435
Total current liabilities	555,238	609,844

Long-term debt	379,060	476,715
Other non-current liabilities	328,863	335,778
Total liabilities	1,263,161	1,422,337

Shareholders’ equity	798,244	781,137
Total liabilities and shareholders’ equity	$2,061,405	$2,203,474

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011

Cash flow from operating activities:
Net earnings	$72,183	$68,196	$186,214	$175,211
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	8,172	8,516	24,278	23,370
Amortization	5,215	4,795	15,771	12,742
Deferred tax benefit	(2,131)	(1,695)	(6,889)	(9,753)
Excess tax benefits from share-based payment arrangements	(162)	(1,328)	(502)	(6,259)
Other	3,394	3,054	10,606	8,261
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	17,258	2,573	(13,500)	(25,908)
Net cash provided by operating activities	103,929	84,111	215,978	177,664

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	191	100	344	2,402
Purchase of property, plant and equipment	(21,059)	(23,989)	(64,292)	(64,506)
Acquisitions	(557)	(19,199)	(2,098)	(34,662)
Other investing activities	—	(21)	—	(903)
Net cash used in investing activities	(21,425)	(43,109)	(66,046)	(97,669)

Cash flows from financing activities:
Proceeds from borrowings	336,516	19,550	436,329	65,993
Repayments of borrowings	(380,868)	(66,526)	(526,480)	(170,726)
Proceeds from exercise of stock options	2,922	4,606	16,186	11,189
Excess tax benefits from share-based payment arrangements	162	1,328	502	6,259
Repurchases of common stock	(72,084)	(57,000)	(207,850)	(171,179)
Acquisition contingent consideration paid	—	(7,750)	—	(7,750)
Other financing activities	(241)	(178)	(784)	(111)
Net cash used in financing activities	(113,593)	(105,970)	(282,097)	(266,325)

Effect of exchange rate changes on cash and cash equivalents	1,697	(1,322)	1,938	1,226

Net decrease in cash and cash equivalents	(29,392)	(66,290)	(130,227)	(185,104)

Cash and cash equivalents:
Beginning of period	134,766	328,763	235,601	447,577
End of period	$105,374	$262,473	$105,374	$262,473

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$103,929	$84,111	$215,978	$177,664
Excess tax benefits from share-based payment arrangements	162	1,328	502	6,259
Payments in respect of restructuring activities	4,064	1,265	8,230	4,103
Proceeds from sale of property, plant and equipment	191	100	344	2,402
Purchase of property, plant and equipment	(21,059)	(23,989)	(64,292)	(64,506)
Free cash flow	$87,287	$62,815	$160,762	$125,922

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METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended September 30, 2012			(15)%		0%	5%		(4)%
Nine Months Ended September 30, 2012			(9)%		4%	12%		1%

Local Currency Sales Growth
Three Months Ended September 30, 2012			(5)%		1%	7%		1%
Nine Months Ended September 30, 2012			(2)%		4%	12%		4%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

Three months ended						Nine months ended
September 30,						September 30,
2012			2011		% Growth	2012		2011		% Growth

EPS as reported, diluted	$2.28		$2.09		9%	$5.82		$5.31		10%

Restructuring charges, net of tax	0.08	(a)	0.01	(a)		0.26	(a)	0.06	(a)
Purchased intangible amortization, net of tax	0.04	(b)	0.03	(b)		0.11	(b)	0.09	(b)
Discrete tax items	—		(0.12)	(c)		—		(0.11)	(c)

Adjusted EPS, diluted	$2.40		$2.01		19%	$6.19		$5.35		16%

Notes:
(a)
Represents the EPS impact of restructuring charges of $3.1 million ($2.4 million after tax) and $0.4 million ($0.3 million after tax) for the three months ended September 30, 2012 and 2011, respectively and $11.3 million ($8.5 million after tax) and $2.8 million ($2.1 million after tax) for the nine months ended September 30, 2012 and 2011, respectively.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $1.2 million and $1.1 million for the three months ended September 30, 2012 and 2011, respectively and $3.4 million and $2.9 million for the nine months ended September 30, 2012 and 2011, respectively.

(c)
Represents the EPS impact of discrete tax items of $3.8 million for the three months and nine months ended September 30, 2011, primarily related to the favorable resolution of certain prior year tax matters.

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